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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the ____ day of June, 1998 (the "Effective Date") by and between Naporano Iron & Metal Co., a New Jersey corporation and Nimco Shredding Co., a New Jersey corporation (collectively, the "Employer"), Metal Management, Inc., a Delaware corporation ("MTLM") and Joseph F. Naporano (the "Employee").

                                    RECITALS

         WHEREAS, the Employer, together with Nimco Shredding Co. ("Nimco"), carries on a business relating to the purchase of prepared and unprepared metallic scrap, the processing of such scrap into forms suitable for consumption and the transport, handling and brokerage of such material (the "Business");

         WHEREAS, pursuant to the Stock Purchase Agreement by and among MTLM and the shareholders (including the Employee) of the Employer and Nimco dated May 25, 1998 (the "Stock Purchase Agreement), MTLM purchased all of the stock of the Employer and Nimco;

         WHEREAS, upon consummation of the transactions contemplated by the Stock Purchase Agreement, the Employer will be a wholly owned subsidiary of MTLM; and

         WHEREAS, the Employer desires that the Employee continue to be employed as a senior executive of the Employer, and the Employee has agreed to continue his employment with the Employer, subject to and upon the terms and conditions set forth below;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter set forth, the Employer and the Employee agree as follows:

1.       EMPLOYMENT.

         1.1. NATURE OF EMPLOYMENT. The Employer hereby agrees to continue to employ the Employee and the Employee hereby agrees to continue to be employed by the Employer, subject to and upon the terms and conditions hereinafter set forth.

         1.2. EMPLOYMENT TERM. Subject to the terms and conditions of this Agreement, the "Initial Employment Term" of this Agreement shall commence on the Effective Date and shall continue until the first anniversary thereof. The "Continuing


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                  Employment Term" shall be the period commencing on the first anniversary of the Effective Date and ending on the third anniversary thereof. The Initial Employment Term and the Continuing Employment Term are referred to herein collectively as the "Employment Period".

2.       DUTIES AND RESPONSIBILITIES OF THE EMPLOYEE.

         2.1.     DUTIES AND RESPONSIBILITIES. During the Initial
                  Employment Term, while he is employed by the Employer, the Employee shall serve as the President and Chief Executive Officer of the Employer and shall faithfully and diligently render such services and perform such related duties and responsibilities as are customarily performed by a person holding such position(s) including the management of the day to day operations of Employer and as otherwise may from time to time be reasonably assigned to him consistent therewith by the Board of Directors of the Employer. Such duties and responsibilities shall include providing strategic advice and counsel to the Employer and its Affiliates relating to the operations of the Business and the acquisitions of related business in the United States. The Employee shall not be authorized to enter into any agreement or contract on behalf of the Employer, or to commit the Employer to any obligation, other than in the normal, usual and ordinary course of the Employer's business, and consistent with past practice, without the prior approval of MTLM's President and Chief Operating Officer. During the Continuing Employment Term, while he is employed by the Employer, Employee shall provide advice and counsel regarding strategic planning and the acquisition of related businesses for the Employer and its Affiliates and perform such services for the Employer as the Employer may reasonably request from time to time consistent with the foregoing.

         2.2.     EFFORTS OF THE EMPLOYEE. During the Initial Employment
                  Term, while he is employed by the Employer, the Employee shall devote his full business time and efforts during the Initial Employment Term, one-half of his business time and efforts during the first year of the Continuing Employment Term and twenty-five percent of his business time and efforts during the last year of the Continuing Employment Term to the performance of his duties and responsibilities hereunder and to the promotion and development of the business of the Employer, including without limitation, the development and enhancement of new and existing sources of materials for the Employer. The Employee shall exert his best efforts to preserving existing beneficial relationships with customers, suppliers, prospective accounts, referral sources, employees and others having business dealings with the Employer. During the Continuing Employment Term, while he is employed by the Employer, the Employee shall devote his efforts to the performance of his duties and responsibilities hereunder as are necessary to carry out his duties hereunder, subject to the provisions of Section 2.1 and the first sentence of this


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                  Section 2.2. Nothing in this Section 2.2 shall prohibit
                  Employee from participating in the activities of NAP Realty or Janx Partners, L.P.

3.       COMPENSATION.

         3.1. SALARY. During the Employment Period, while he is employed by the Employer, the Employer shall pay to the Employee:

                  (A) for the Initial Employment Term, an annual salary ("Salary-I") at the rate of two hundred and fifty thousand dollars ($250,000), payable in accordance with the Employer's normal payroll practices;

                  (B) for the first year of the Continuing Employment Term, an aggregate salary ("Salary-II") equal to one hundred and twenty five-thousand dollars ($125,000), payable in substantially equal semi-monthly installments during the first year of the Continuing Employment Term; and

                  (C) for the last year of the Continuing Employment Term, an aggregate salary ("Salary III") equal to sixty-two thousand five hundred dollars ($62,500) payable in substantially equal semi-monthly installments for the last year of the Continuing Employment Term.

         3.2. BENEFIT PLANS. During the Employment Period, while he is employed by the Employer, the Employee shall be eligible to participate in all such retirement and profit sharing plans, welfare benefit plans and fringe benefit plans, policies and programs maintained from time to time by the Employer for the general benefit of other senior management employees of the Employer upon the terms and conditions contained in such plans.

         3.3. VACATIONS. During the Employment Period, while he is employed by the Employer, the Employee shall be entitled to a minimum of three (3) weeks paid vacation per year or such other amount determined under the vacation plan of the Employer. Employee may take vacation at such times as Employee may elect given the requirements of his responsibilities.

         3.4. REIMBURSEMENT OF EXPENSES. During the Employment Period, while he is employed by the Employer, the Employee shall be entitled to be reimbursed for all reasonable, documented, lawful expenses incurred by him in the performance of his duties hereunder, including expenses for entertainment, travel and similar items, within a reasonable time following the presentation by the Employee of appropriate invoices to the Employer in accordance with the Employer's normal practices with respect to expense reimbursements.



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         3.5.     BONUSES. In addition to Salary, during the Initial Employment
                  Term, the Employee shall be entitled to such quarterly, semi-annual or annual bonuses as MTLM's President and Chief Operating Officer shall determine in his sole discretion.

         3.6. LIFE & DISABILITY INSURANCE. During the Employment Period, while he is employed by the Employer, the Employer shall provide to the Employee an amount determined from time to time by the Employer to pay premiums for a life & disability insurance policy selected by the Employer for the Employee. Proof of insurance statements must be submitted to the Employer for verification before payment is made.

         3.7. SEVERANCE FOR TERMINATION DURING INITIAL TERM. In the event that, during the Initial Employment Term, this Agreement is terminated by the Employer other than For Cause (as defined in Section 4.1 below) or is terminated by the Employee for Good Reason (as defined in Section 4.3 below), then the Employee shall be entitled to severance by continuing payment of his Salary-I (as in effect on the date of termination) through the Employer's existing payroll practices for the following twenty-four (24) month period. No severance shall be paid in accordance with this Section 3.8 in the event that (or for periods after):

                  (A) the Initial Employment Term expires on the first anniversary of the Effective Date;

                  (B) this Agreement is terminated for any reason after the Initial Employment Term except as provided in Section 3.8;

                  (C)      this Agreement is terminated by the Employer For
                           Cause;

                  (D) this Agreement is terminated by the death or Permanent Disability of the Employee (as defined in Section 4.2 below);

                  (E) this Agreement is terminated by the Employee during the Initial Employment Term other than for Good Reason; or

                  (F)      the Employee violates the terms of Section 5 below.

         3.8. SEVERANCE FOR TERMINATION DURING CONTINUING EMPLOYMENT TERM. In the event that, during the Continuing Employment Term, this Agreement is terminated by the Employer other than For Cause or is terminated by the Employee for Good Reason, then the Employee shall be entitled to payment of the Salary-II and/or Salary-III to which he would have been entitled for the remainder of the Continuing Employment Term. The Salary-II and/or Salary-III shall continue to be paid in accordance with paragraph 3.1(B). No severance


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                  shall be payable in accordance with this Section 3.8 in the event that (or for periods after):

                  (A) the Continuing Employment Term expires on the third anniversary of the Effective Date;

                  (B)      severance is payable under Section 3.7;

                  (C)      this Agreement is terminated by the Employer For
                           Cause;

                  (D) this Agreement is terminated by the death or Permanent Disability of the Employee;

                  (E) this Agreement is terminated by the Employee other than for Good Reason; or

                  (F)      the Employee violates the terms of Section 5 below.

         3.9. NEW COMPENSATION AND BENEFITS PACKAGE. The Employee acknowledges: (a) that MTLM is currently reviewing its employee compensation and benefits packages at MTLM corporate headquarters and each of its subsidiaries, including the Employer; (b) that such review is being conducted by the Executive Committee of MTLM with the advice of MTLM's Office of the President and an outside consultant; (c) that such review is expected to conclude during 1998; (d) that such review is likely to result in the implementation by MTLM of various plans, programs and decisions regarding employee salaries, bonuses, stock options, benefits and/or other incentives at MTLM corporate headquarters and at each of its subsidiaries, including the Employer; and (e) that such plans, programs and decisions will likely change, modify, adjust, substitute, increase and/or decrease the Employee's compensation and benefits package under this Agreement, all in MTLM's and the Employer's discretion, provided that it is the intention of MTLM and the Employer that until such review is completed, the Employee's compensation and benefits package shall remain, in all material respects, the same as that provided to the Employee by the Employer immediately preceding the execution of this Agreement, and provided further, however, that nothing contained in this Section 3.8 shall permit MTLM or the Employer to reduce either (A) the Employee's Salary-I as provided in paragraph 3.1(A) hereof, or
                  (B) the Employee's severance as provided in Section 3.6 or 3.7 hereof, as applicable.



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4.       EARLY TERMINATION.

         4.1. "FOR CAUSE". The Employer may terminate this Agreement prior to the expiration of the Employment Period "For Cause". For purposes of this Agreement, "For Cause" shall mean:

                  (A) final and non-appealable conviction of the Employee for a felony;

                  (B) final and non-appealable conviction of the Employee for misappropriation by the Employee of funds or property of the Employer or the commission of other acts of dishonesty;

                  (C) willful breach or material neglect by the Employee of any of his material duties hereunder which continues unabated or uncured to the reasonable satisfaction of the Employer after expiration of 10 days following receipt of written notice by Employee from the Employer; or

                  (D) conduct on the part of the Employee which is materially adverse to any known interest of the Employer that continues unabated, or uncured to the reasonable satisfaction of the Employer, after the expiration of 10 days following receipt of written notice by the Employee from the Employer.

                  Any termination by reason of the foregoing shall not limit or preclude any other right or remedy the Employer may have under this Agreement or otherwise. In the event of termination of this Agreement by the Employer pursuant to this Section 4.1, the Employee shall be entitled to no Salary-I, Salary-II or Salary-III additional compensation or other benefits under this Agreement for periods thereafter.

         4.2. DEATH OR DISABILITY. In the event of the Employee's death or Permanent Disability (as hereinafter defined) occurring during the Employment Period, this Agreement shall be deemed terminated as of such date and the Employee or his estate, as the case may be, shall be entitled to no Salary-I, Salary-II, Salary-III, other compensation or other privileges or benefits hereunder for periods thereafter. The Employee shall be deemed to have incurred a "Permanent Disability" after one hundred and eighty (180) days in the aggregate or after one hundred and twenty (120) consecutive days, in either case occurring in any consecutive twelve (12) month period, during which one hundred and eighty (180) or one hundred and twenty (120) days, as the case may be, the Employee, by reason of his physical or mental disability or illness, shall have been unable to discharge fully his duties under this Agreement. In the event the Employee suffers a physical or mental disability which results in his being unable to discharge fully his duties under this Agreement, but such disability is not of a duration sufficient to be considered a Permanent Disability, any obligation of the



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                  Employer to make payments to the Employee pursuant to this
                  Agreement shall be offset by the amount of any payments that the Employee receives pursuant to any short-term disability plan of the Employer, including, but not limited to, any payments received under a disability policy.

         4.3. TERMINATION FOR GOOD REASON. The Employee shall have the right to terminate this Agreement prior to the expiration of the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the willful and continued failure by the Employer to substantially perform its material obligations hereunder after a demand for substantial performance is delivered by the Employee to the Employer that specifically identifies the manner in which the Employee believes that the Employer has not substantially performed its material obligations hereunder, and the Employer fails to resume substantial performance of its material obligations on a continuous basis within fourteen (14) days of receiving such demand; provided, that if it is not reasonably possible for the Employer to resume such substantial performance within such fourteen (14) day time period, then such time period shall be extended to that minimum period of time during which it is reasonably possible for the Employer to resume such substantial performance. Good reason shall also include the Employer's requirement that he move his personal residence or perform his principal executive functions outside the metropolitan area of New York, New York or Newark, New Jersey.

5.       NON-COMPETITION AND TRADE SECRETS.

         5.1. NON-COMPETITION. The Employee hereby covenants and agrees that, during while he is employed by the Employer pursuant to this Agreement and during a period of thirty six (36) months following the date on which his employment terminates for any reason (the "Covenant Period"), the Employee shall not, directly or indirectly: (a) alone, together or in association with others, either as a principal, agent, owner, shareholder, officer, director, partner, employee, lender, investor or in any other capacity, engage in, have any financial interest in or be in any way connected or affiliated with, or render advice or services to, any business engaged in the Business or any new businesses or lines of business which the Employer, MTLM or any affiliate of MTLM may enter into prior to the date on which the Employee's employment terminates hereunder, in any State in which the Employer or its affiliates now or hereafter owns a scrap metal yard or scrap metal processing facility on the date on which his employment terminates or such other business as may be permitted by the Employer in writing; (b) divert, take away, solicit, interfere with or attempt to divert, take away, solicit, or interfere with any present or future customer, referral source or account of the Employer, or offer to provide, sell or lease to any such customer, referral source or account of the Employer, at any location, goods or services of the type provided by the Employer during the period that the Employee was employed by the Employer,



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                  except on behalf of the Employer as an employee thereof; or
                  (c) solicit, induce, influence or attempt to solicit, induce or influence any present employee or agent of the Employer to leave his employment or engagement with the Employer; or offer employment or engagement to or employ or engage any such employee of the Employer, or assist or attempt to assist any such employee of the Employer in seeking other employment. The Employee hereby acknowledges that the nature of the Employer's business is such that it may become engaged in such business in metropolitan areas throughout the United States. The restrictions imposed by paragraph 5.1(a) hereof shall not apply to the ownership of one percent (1%) or less of all of the outstanding securities of any entity whose securities are listed on a national securities exchange.

         5.2. TRADE SECRETS. The Employee acknowledges that he has knowledge of and access to information of a confidential or proprietary nature concerning the business and affairs of the Employer and its affiliates, including without limitation, information relating to customers, accounts, referral sources, contract prices, books and records, sales, confidential methods, processes, techniques, information and other trade secrets, all of which are hereinafter collectively referred to as "Trade Secrets." The Employee recognizes and agrees that the disclosure or improper use of such Trade Secrets will cause serious and irreparable injury to the Employer. Accordingly, the Employee hereby further covenants and agrees that, during the Covenant Period and thereafter until such Trade Secrets shall become general public knowledge through no fault of the Employee, the Employee shall not: (a) communicate, disclose or divulge to any person, firm or other party, or use, directly or indirectly, for his benefit or the benefit of others, any Trade Secrets which the Employee may know now or hereafter come to know; or (b) except as required in the normal course of the employment of the Employee, copy, remove from the premises of the Employer or retain, without the prior written consent of the Employer, any written Trade Secrets (or Trade Secrets that are capable of being reduced to written form, including, but not limited to, Trade Secrets stored in electronic form), including, but not limited to, financial data, customer lists, pricing schedules or information, memoranda or copies or extracts of any of the foregoing. Upon termination of the Employee's employment with the Employer, the Employee shall deliver to the Employer all Trade Secrets and other confidential information then in the Employee's possession or under the Employee's control.

         5.3. PROPRIETARY MATTERS. The Employee hereby covenants and agrees that: (a) so long as the Employee is employed by the Employer, the Employee shall keep the Employer informed of any and all discoveries, improvements, trade secrets, secret processes and other know-how (all of which are hereinafter collectively referred to as "Proprietary Items") made or developed by the Employee, in whole or in part, or conceived of by the Employee, alone or with others, which result from any work the Employee may do for or at the request of the Employer, or which



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                  relate to the business, operations or activities of the
                  Employer or any present or future affiliate of the Employer, and (b) during the course of the Employee's employment, the Employee shall disclose in writing promptly to such persons as the Employer may from time to time designate, all Proprietary Items that relate in any way to the business, operations or activities of the Employer, and that are made or conceived by the Employee alone or in collaboration with others during the period of the Employee's employment, whether so made during working hours or otherwise. The Employee understands that all Proprietary Items shall become and remain the sole property of the Employer, unless expressly released in writing by the Employer, and the Employer shall have all ownership rights in all the Proprietary Items. The Employee agrees to execute appropriate instruments documenting such ownership rights.

         5.4.     TIME FIXED AS TO RESTRICTION. As used in Sections 5.1,
                  5.2 and 5.3 with respect to the Employee's obligations following termination of employment with the Employer, the terms "customer", "account", "referral source", "employee", "trade secrets", and "proprietary item" shall mean only the firm, firms, person, persons, trade secrets and proprietary items existing as such on the Employee's termination date; or in the case of a customer, account, referral source or employee, at any time during the twenty-four (24) month period immediately preceding the Employee's termination of employment. In no event are any of these items to be construed so as to include any future firm, firms, person or persons, trade secrets or proprietary items arising after the Employee's termination of employment unless otherwise included under the 24-month provision previously stated.

         5.5. REMEDIES. The Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 5 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Employee's violation of any legally enforceable provision of this Section 5, the Employer shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 5 shall be deemed to limit the Employer's remedies at law or in equity for any breach by the Employee of any of the provisions of this Section 5 which may be pursued or availed of by the Employer.

         5.6. TIME. In the event the Employee shall violate any legally enforceable provision of this Section 5 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.




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         5.7.     ACKNOWLEDGMENT. The Employee has carefully considered the
                  nature and extent of the restrictions upon him and the rights and remedies of the Employer under this Section 5 and hereby acknowledges and agrees that the same (a) are reasonable in time and territory, (b) are designed to eliminate competition which otherwise would be unfair to the Employer, (c) are not to stifle the inherent skill and experience of the Employee,
                  (d) would not operate as a bar to the Employee's sole means of support, (e) are fully required to protect a legitimate interest of the Employer and (f) do not confer a benefit upon the Employer disproportionate to the detriment to the Employee. The Employee further recognizes the benefits he is receiving including (1) employment rights under this Agreement, and (2) severance in certain circumstances, all as significant consideration for agreeing to and accepting the terms, conditions, and restrictions outlined in this Agreement.

         5.8.     AFFILIATES. For purposes of the restrictions contained in this
                  Section 5, all references to the Employer shall include the Employer, MTLM and all other organizations or entities that are more than 50% owned, directly or indirectly, by any of such corporations.

6.       GENERAL PROVISIONS.

         6.1. GUARANTY BY MTLM. To the extent that the Employer fails, for any reason, to make any payment required to be made to the Employee or perform any obligations then due pursuant to the terms of this Agreement, MTLM shall have full responsibility and liability for such payment as though MTLM were substituted for the Employer hereunder.

         6.2. INVALIDITY OF PROVISIONS. In the event that any term or provision of this Agreement, including any provision of
                  Section 5 hereof, shall be declared by any court of competent jurisdiction to be unreasonable or invalid, any such unreasonable term or provisions shall be modified and enforceable to the extent deemed reasonable by such court; and any such invalidity shall not affect any other term or provision of this Agreement, all of which remaining terms and provisions shall continue in full force and effect.

         6.3. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

         6.4. JURISDICTION OF DISPUTES; WAIVER JURY TRIAL. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation,



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                  proceeding or other legal action in a court of competent
                  jurisdiction located within the Borough of Manhattan, City of New York, State of New York, whether a state or federal court;
                  (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 6.4 shall be deemed to prevent any party from seeking to remove any action to a federal court in Borough of Manhattan, City of New York, State of New York;
                  (c) agree to waive to the fullest extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 6.7 for communications to such party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and
                  (f) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         6.5. WAIVER OF BREACH. The waiver by a party of any breach of a provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach thereby.

         6.6. SOLE REMEDY. The Employee expressly acknowledges and agrees that his sole remedy for breach of this Agreement by the Employer shall be limited to recovery of the Salary-I, Salary-II, Salary III bonus and benefits set forth in Section 3 of this Agreement as provided in Sections 3.7 and 3.8.

         6.7. NOTICE. Any notice or other communication required or permitted to be given to a party pursuant to this Agreement shall be in writing and shall be determined to have been duly given when delivered personally or sent by Unites States certified or registered mail, return receipt requested, postage prepaid, as follows:




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                  As to the Employer and MTLM:

                                     Metal Management, Inc.
                                     c/o Gerard M. Jacobs
                                     Chief Executive Officer and General Counsel
                                     500 N. Dearborn St., Suite 405
                                     Chicago IL 60610

                  As to the Employee:

                                     c/o JANX Partners, L.P.
                                     One Gateway Center
                                     7-45 Raymond Boulevard, 9th Floor
                                     Newark, New Jersey 07102

                  Either party may change his or its address for the purpose of this Section 6.7 by written notice given in the manner herein provided. In the event of notice by certified or registered mail, such notice shall be effective upon receipt or refusal to receive.

         6.8. AMENDMENT. This Agreement may not be altered, amended or modified except in writing signed by each of the parties.

         6.9. BENEFITS OF PARTIES. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns; provided that this Agreement is personal to the Employer and the Employee, and neither party may assign its or his rights or delegate its or his obligations hereunder without the prior written consent of the other party hereunder.

         6.10. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements, whether in writing or oral, relating to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.


                                   NAPORANO IRON & METAL CO.

                                   By: /s/ David A. Carpenter
                                       -----------------------------------
                                   Name:  David A. Carpenter
                                   Title:    Vice President

                                   NIMCO SHREDDING CO.


                                   By: /s/ David A. Carpenter
                                       -----------------------------------
                                   Name: David A. Carpenter
                                   Title:   Vice President



                                   METAL MANAGEMENT, INC.


                                   By: /s/ David A. Carpenter
                                       -----------------------------------
                                   Name:   David A. Carpenter
                                   Title:     Vice President



                                   /s/ Joseph F. Naporano
                                   -----------------------------------
                                   JOSEPH F. NAPORANO



                                      -13-